Exhibit 99.1

Pattern Energy Announces Key Strategic Initiatives for
Major Expansion of Growth and Capital Opportunities with Pattern Development, Riverstone and PSP Investments

•	Up to $1 billion in new capital commitments for Pattern Development 2.0, including a $60 million minority investment by Pattern Energy (with a right but not an obligation to fund an additional $240 million) and more than $700 million primarily from institutional investors through a Riverstone managed entity

•	Strategic co-investment relationship with PSP Investments, who becomes the largest shareholder in Pattern Energy

•	Pattern Energy to acquire two accretive new dropdown projects with PSP Investments, and sell a partial interest in Panhandle 2 to PSP Investments

•	Pattern Energy to host conference call today, Monday, June 19 at 10:30am ET

SAN FRANCISCO, California, NEW YORK, New York and Montréal, Québec, June 19, 2017 – Pattern Energy Group Inc. (NASDAQ and TSX: PEGI) (“Pattern Energy” or the “Company”), Pattern Energy Group LP (“Pattern Development 1.0”), Pattern Energy Group 2 LP (“Pattern Development 2.0” and together with Pattern Development 1.0, “Pattern Development”), Riverstone Holdings LLC (“Riverstone”) and the Public Sector Pension Investment Board (“PSP Investments”) today announced a series of strategic initiatives to significantly increase Pattern Energy’s long-term growth outlook and enhance its access to capital. Collectively, these strategic initiatives position Pattern Energy to capture an increased share of the annual $250 billion global renewable energy market, and support its Pattern 2020 vision to double its portfolio to 5 gigawatts (“GW”) by 2020. All references herein to “$” or dollars are to U.S. dollars.

The initiatives include a major increase in capital committed to Pattern Development 2.0, and a minority investment by Pattern Energy, as well as a significant expansion of the development pipeline. In addition, Pattern Energy has created a strategic relationship with PSP Investments, aligning it with one of the world’s leading long-term institutional investors. PSP Investments will have a direct ownership stake in Pattern Energy and co-invest in projects.

Highlights

Pattern Development secures long-term funding commitments for expanded development business:

o	The arrangements create increased opportunities for growth with improved alignment with Pattern Energy’s core business strategy;

o	Pattern Development’s pipeline expands to 10 GW total capacity, including an additional 275 megawatts (“MW”) of owned capacity to the identified right of first offer (“ROFO”) list;

o	$724 million in new long-term funding commitments for Pattern Development 2.0, primarily from major institutional investors through a Riverstone managed investment entity; and

o	A $60 million initial investment by Pattern Energy, for a ~20% interest in Pattern Development 2.0, ensuring access to an exclusive project pipeline and enhancing alignment with the development business.

Strategic partnership with PSP Investments:

o	PSP Investments to acquire 8.7 million shares (~9.9%) of Pattern Energy stock from Pattern Development 1.0;

o	PSP Investments to co-invest $500 million in projects acquired by Pattern Energy under the Company’s ROFO with Pattern Development, including investments in the Meikle, Mont Sainte-Marguerite and Panhandle 2 projects (the “Initial Projects”); and

o	PSP Investments to have an indirect investment interest in Pattern Development 2.0.

Accretive acquisition of two new projects and sale of a minority interest in Panhandle 2:

o	$65 million[1] acquisition by Pattern Energy for a 51% interest in the 179 MW Meikle project from Pattern Development 1.0, which represents a 10x multiple of the five-year average cash available for distribution[2] (“CAFD”), PSP Investments will acquire the remaining 49%;

o	$40 million[1] acquisition by Pattern Energy of a 51% interest in the 143 MW Mont Sainte-Marguerite project from Pattern Development 1.0 at the project’s commercial operations date (expected in the first quarter of 2018), which represents a 10x multiple of the project’s five-year average CAFD[2], PSP Investments will acquire the remaining 49%; and

o	$59 million sale by Pattern Energy of 49% of the Class B interest in the 182 MW Panhandle 2 project to PSP Investments, which represents a cash gain of 20% over the Company’s net investment basis and more than a 12x multiple of the project’s five-year average CAFD[2].

1)	Based on a CAD to USD exchange rate of $1.32.

2)	This forward looking measure of five-year average annual purchase price multiple of cash available for distribution (CAFD) contribution from the Meikle, Mont Sainte-Marguerite and Panhandle 2 projects is a non-GAAP measure that cannot be reconciled to net cash provided by operating activities as the most directly comparable GAAP financial measure without unreasonable effort primarily because of the uncertainties involved in estimating forward-looking changes in working capital balances which are added to earnings to arrive at cash provided by operations and subtracted therefrom to arrive at CAFD. A description of the adjustments to determine CAFD can be found on page 60 of Pattern Energy’s 2016 Annual Report on Form 10-K.

The initial investment by Pattern Energy in Pattern Development 2.0, Meikle and Mont Sainte-Marguerite, net of the Panhandle 2 proceeds, will require $106 million from Pattern Energy, which can be funded from available liquidity, with no capital raise required. Closing of the above transactions, which are subject to customary closing conditions, is expected to occur in the next 60 days for the initial investment in Pattern Development 2.0 and the acquisition of Meikle, 120 days for the Panhandle 2 acquisition, and 210 days for the Mont Sainte-Marguerite acquisition. The transactions are not conditioned on closing of the other above transactions.

“With these exciting initiatives, we have created an extraordinary opportunity to continue our growth. Pattern Development has secured major long-term commitments, increased the size of its pipeline by 70% and increased the identified ROFO list by 43%,” said Mike Garland, Chief Executive Officer of Pattern Energy. “Pattern Energy’s investment in the development business allows us to improve our margins and secure access to a tremendous pipeline of new projects. The strategic relationship with PSP Investments provides us with increased capital flexibility for new opportunities while allowing us to meet our growth targets. PSP Investments’ participation demonstrates confidence in our business model, and in the renewables sector. We believe these major initiatives support our commitment to increase value for our shareholders, and we can make all of these initial investments without an equity raise.”

Pattern Development 2.0 Transaction

To support the expanded growth, Pattern Development has secured $724 million in long-term capital commitments from an investment entity managed by Riverstone and an investment by Pattern Development management. This includes commitments from leading pension, sovereign wealth, endowments, family office, and investment funds.

Pattern Development 2.0 will initially own development assets, subject to Pattern Energy’s ROFO rights, and focus on wind, solar, transmission and storage projects in the U.S., Canada and Mexico. Excluding the Grady and Crazy Mountain projects, which are owned by Pattern Development 2.0, the balance of the current identified ROFO assets will remain with Pattern Development 1.0 and are subject to Pattern Energy’s ROFO rights. Pattern Development 1.0 will gradually wind up its business by completing and selling the remaining projects.

To enhance alignment and allow Pattern Energy to benefit from development, Pattern Energy has agreed to an initial investment of $60 million in Pattern Development 2.0, which will result in an initial ownership of ~20%. Pattern Energy will have the right, but not the obligation, to participate in subsequent capital calls for a total commitment of up to $300 million. If this right is exercised for all future capital calls, this would increase Pattern Energy’s ownership to ~29%. All investors are investing on the same financial terms.

Pattern Energy retains all its prior ROFO arrangements with Pattern Development 1.0 and has enhanced certain of these rights under the arrangements with Pattern Development 2.0. For example, while Pattern Development 1.0 can under certain circumstances sell assets to another party so long as the price is not less than 105% of Pattern Energy’s ROFO price, such threshold has now been increased to 110% for Pattern Development 2.0.

“Riverstone and Pattern have had a successful and profitable partnership over the last eight years. We continue to be excited about both the sector and the Pattern team, and look forward to supporting Pattern’s further growth with a significant amount of new capital,” said Chris Hunt, partner at Riverstone.

Expanded Development Pipeline and Identified ROFO List

Pattern Development has expanded its pipeline to 10 GW of development projects, which are subject to Pattern Energy’s ROFO rights.

From Pattern Development’s expanded pipeline, Pattern Energy has added 275 MW of owned capacity to its identified ROFO list, for a total of 910 MW of owned capacity.

Since its IPO, Pattern Energy has purchased, or agreed to purchase, 1,358 MW from Pattern Development 1.0 and in aggregate grown the identified ROFO list from 746 MW to more than 2 GW. Below is a summary of the identified ROFO projects that Pattern Energy expects to acquire from Pattern Development in connection with Pattern Energy's project purchase rights:

						Capacity (MW)
Identified ROFO Projects	Status	Location	Construction Start (1)	Commercial Operations (2)	Contract Type	Rated (3)	Pattern Development- Owned (4)
Pattern Development 1.0 Projects
Kanagi Solar	Operational	Japan	2014	2016	PPA	14	6
Futtsu Solar	Operational	Japan	2014	2016	PPA	42	19
Conejo Solar(5)	Operational	Chile	2015	2016	PPA	104	104
Belle River	In construction	Ontario	2016	2017	PPA	100	43
Ohorayama	In construction	Japan	2016	2018	PPA	33	31
North Kent	In construction	Ontario	2017	2018	PPA	100	35
Henvey Inlet	Late stage development	Ontario	2017	2018	PPA	300	150
Tsugaru	Late stage development	Japan	2017	2020	PPA	122	91
El Cabo	Late stage	U.S.	2016	2017	PPA	298	125
Sumita	Late stage	Japan	2019	2021	PPA	100	50
Pattern Development 2.0 Projects
Crazy Mountain	Late stage	U.S.	2018	2018	PPA	80	68
Grady	Late stage development	New Mexico	2018	2019	PPA	220	188
						1,513	910

(1)	Represents year of actual or anticipated commencement of construction.

(2)	Represents year of actual or anticipated commencement of commercial operations.

(3)	Rated capacity represents the maximum electricity generating capacity of a project in MW. As a result of wind and other conditions, a project or a turbine will not operate at its rated capacity at all times and the amount of electricity generated will be less than its rated capacity. The amount of electricity generated may vary based on a variety of factors.

(4)	Pattern Development-Owned capacity represents the maximum, or rated, electricity generating capacity of the project in MW multiplied by Pattern Development 1.0's or Pattern Development 2.0's percentage ownership interest in the distributable cash flow of the project.

(5)	From time to time, we conduct strategic reviews of our markets. We have been conducting a strategic review of the market, growth, and opportunities in Chile. In the event we believe we can utilize funds that have already been invested in Chile or funds that might otherwise be invested in Chile in a more productive manner elsewhere that could generate a higher return on investment, we may decide to exit Chile for other opportunities with greater potential. In addition, Pattern Development 1.0 is also concurrently exploring strategic alternatives for its assets in Chile.

PSP Investments Transaction

Pattern Energy’s strategic partnership with PSP Investments is intended to expand capital access and improve flexibility in managing capital requirements. As part of the transaction, PSP Investments has agreed to purchase a 9.9% interest in Pattern Energy from Pattern Development 1.0, at a 2.5% discount to the 20-day volume weighted average price of Pattern Energy as of June 9, 2017, making it the largest shareholder. A person designated by PSP Investments may be added to the Pattern Energy Board of Directors at a future date.

In addition, Pattern Energy and PSP Investments will co-invest in ROFO projects based on a process that will be controlled by Pattern Energy. PSP Investments will invest at the same purchase price and on the same terms as Pattern Energy. Pattern Energy can elect the percentage interest to offer PSP Investments in each project, which are expected to range from 30% to 49.9%. Pattern Energy will continue to maintain operational and management control.

PSP Investments has agreed to cooperate with Pattern Energy on future third-party acquisitions and to support the Company’s funding through potential bridge financing for projects under construction.

“We are pleased to partner with Pattern Energy, whose talented leadership team has built a solid reputation in the renewables sector, the fastest growing market of power generation,” said Patrick Samson, Managing Director, Infrastructure Investments, PSP Investments. “This relationship grants us access to a portfolio of projects and a source of new assets in renewables, and we believe it will provide good and stable returns for our contributors and beneficiaries. Furthermore, it demonstrates our ability to structure large complex transactions that fulfill both our needs and those of our partners.”

“PSP Investments is a well-respected, experienced, global and long-term investor in power assets, including renewable energy,” added Mike Garland. “Their commitment to provide up to $500 million in capital supports our growth strategy and our ability to fund continued growth in the portfolio through alternatives to conventional equity and debt. We look forward to their participation in our business both at the Board level and as co-investors in projects.”

Project Acquisitions and Divestment

Pattern Energy will acquire interests in the Meikle and Mont Sainte-Marguerite projects and will sell a partial interest in the Panhandle 2 project. These three projects are also the first projects included under the PSP Investments arrangement for co-investment.

Meikle

Meikle will be jointly owned by Pattern Energy and PSP Investments. The facility commenced commercial operations in the first quarter of 2017 and operates under a 25-year power purchase agreement with BC Hydro, which has a AA/Aaa credit rating.

Located in the Peace River Regional District of British Columbia, Canada, the 179 MW project consists of 61 GE wind turbines, including 35, 3.2 MW turbines and 26, 2.75 MW turbines.

Pattern Energy will acquire its 51% interest in Meikle for a total investment of approximately $65 million1, which represents a CAFD multiple of 10x of the project’s five-year average CAFD2. The acquisition will be funded with available liquidity and is expected to close within the next 60 days, subject to customary closing conditions.

Mont Sainte-Marguerite

Mont Sainte-Marguerite will be jointly owned by Pattern Energy and PSP Investments. The facility is expected to commence commercial operations in late 2017 and operate under a 25-year power purchase agreement with Hydro-Québec, which has a A+/Aa2 credit rating.

Located in the Chaudière-Appalaches region south of Québec City, Canada, the 143 MW project consists of 46, 3.2 MW Siemens wind turbines.

Pattern Energy will acquire its 51% interest in Mont Sainte-Marguerite for a total investment of approximately $40 million1, which represents a CAFD multiple of 10x of the five-year average CAFD2. The acquisition is expected to close within 210 days, following the commencement of commercial operations and subject to customary closing conditions. It will be funded at the time of closing using available liquidity.

Panhandle 2

Pattern Energy has agreed to sell 49% of the Class B interests in its Panhandle 2 project to PSP Investments. The facility commenced commercial operations in the fourth quarter of 2014 and approximately 80% of its production is under a contracted hedge with Morgan Stanley.

Located in Carson County, Texas, the 182 MW project consists of 79, 2.3 MW Siemens wind turbines.

Pattern Energy will receive $59 million from PSP Investments in return for 49% of the Class B ownership in the project, which represents a cash gain of 20% over the Company’s net investment basis and implies a CAFD multiple2 of more than 12x on the five-year average CAFD2. The acquisition is, subject to customary closing conditions, expected to close in 120 days.

The Conflicts Committee of the Board of Directors of Pattern Energy, which is comprised entirely of independent directors, recommended the terms of the transactions with Pattern Development and PSP Investments for approval by the Board of Directors, and they were approved by the Board. The Conflicts Committee was advised on financial matters by Evercore, which also provided fairness opinions, and on legal matters by Davis Polk & Wardwell LLP.

1)	Based on a CAD to USD exchange rate of $1.32

2)	This forward looking measure of five-year average annual purchase price multiple of Cash Available for Distribution (CAFD) contribution from the Meikle, Mont Sainte-Marguerite and Panhandle 2 projects is a non-GAAP measure that cannot be reconciled to net cash provided by operating activities as the most directly comparable GAAP financial measure without unreasonable effort primarily because of the uncertainties involved in estimating forward-looking changes in working capital balances which are added to earnings to arrive at cash provided by operations and subtracted therefrom to arrive at CAFD. A description of the adjustments to determine CAFD can be found on page 60 of Pattern Energy’s 2016 Annual Report on Form 10-K.

Conference Call and Webcast

Pattern Energy will host a conference call and webcast with slides to discuss the initiatives at 10:30 a.m. Eastern Time on Monday, June 19, 2017. Mike Garland, President and CEO, will chair the call. Participants should call (888) 231-8191 or (647) 427-7450 and ask an operator for the Pattern Energy conference call. Please dial in 10 minutes prior to the call to secure a line. A replay will be available shortly after the call. To access the replay, please dial (855) 859-2056 or (416) 849-0833 and enter access code 30185440. The replay recording will be available until 11:59 p.m. Eastern Time, on July 10, 2017.

A live webcast of the conference call with slides will be also available on the Events & Presentations page in the Investors section of Pattern Energy's website at www.patternenergy.com. An archived webcast will be available for one year.

About Pattern Energy

Pattern Energy Group Inc. (Pattern Energy) is an independent power company listed on the NASDAQ Global Select Market and Toronto Stock Exchange. Pattern Energy has a portfolio of 20 wind power facilities, including the two projects it has agreed to acquire, with a total owned interest of 2,736 MW in the United States, Canada and Chile that use proven, best-in-class technology. Pattern Energy’s wind power facilities generate stable long-term cash flows in attractive markets and provide a solid foundation for the continued growth of the business. For more information, visit www.patternenergy.com.

About Pattern Development

Pattern Development is a leader in developing renewable energy and transmission assets. With a long history in wind energy, Pattern Development's highly experienced team has developed, financed and placed into operation more than 4.5 GW of wind and solar power projects. A strong commitment to promoting environmental stewardship drives the company's dedication in working closely with communities to create renewable energy projects. Pattern Development includes its affiliate Pattern Development 2.0, which is the long-term development vehicle in which Pattern Energy intends to invest in. Pattern Development has offices in San Francisco, San Diego, Houston, New York, Toronto, Mexico City, Santiago, Chile, and Tokyo, Japan. For more information, visit www.patterndev.com.

About PSP Investments

The Public Sector Pension Investment Board (“PSP Investments”) is one of Canada's largest pension investment managers with C$135.6 billion of net assets under management as at March 31, 2017. It manages a diversified global portfolio composed of investments in public financial markets, private equity, real estate, infrastructure, natural resources and private debt. Established in 1999, PSP Investments manages net contributions to the pension funds of

Canada’s federal Public Service, the Canadian Armed Forces, the Royal Canadian Mounted Police and the Reserve Force. Headquartered in Ottawa, Canada, PSP Investments has its principal business office in Montréal and offices in New York and London, its European hub. For more information, visit www.investpsp.com, Twitter @InvestPSP or LinkedIn.

About Riverstone Holdings LLC

Riverstone is an energy and power-focused private investment firm founded in 2000 by David M. Leuschen and Pierre F. Lapeyre, Jr. with approximately $36 billion of capital raised. Riverstone conducts buyout and growth capital investments in the E&P, midstream, oilfield services, power, and renewable sectors of the energy industry. With offices in New York, London, Houston, and Mexico City, Riverstone has committed over $35 billion to more than 130 investments in North America, South America, Europe, Africa, Asia, and Australia.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information" within the meaning of Canadian securities laws. Readers can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will,” “would,” or similar words. Readers should read statements that contain these words carefully because they discuss the Pattern Energy’s current plans, strategies, prospects and expectations concerning its business, operating results, financial conditions, and other similar matters. While the Pattern Energy believes that these forward-looking statements are reasonable as and when made, there may be events in the future that it was not able to predict accurately or control, and there can be no assurance that future developments affecting the Pattern Energy will be those that the Pattern Energy anticipates. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the ability of the transactions to support Pattern Energy’s long-term growth outlook, the ability to consummate the investment into Pattern Development 2.0, the ability to consummate future investments in Pattern Development 2.0, the ability of Pattern Development 2.0 to buy back equity from its existing investors, the ability of the strategic partnership with PSP Investments to support Pattern Energy’s growth plans, the ability to consummate acquisitions of majority interests in the Meikle and Mont Saint-Marguerite project, the ability to consummate the sale of a minority interest in the Panhandle 2 project to PSP Investments, the ability of PSP Investments to consummate project co-investments, the CAFD multiple and five year average CAFD of each of the Meikle, Mont Sainte-Marguerite, and Panhandle 2 projects, the ability of the Pattern Development 2.0 investment to bring economic alignment and ongoing access to a pipeline of projects, the ability to achieve a target of 5 GW of projects by 2020, the ability of the relationship with PSP Investments to unlock value in the Pattern Energy portfolio and growth potential, the ability of Pattern Development 2.0 to acquire the Mexican and Canadian development assets of Pattern Development 1.0, the ability of Pattern Development 1.0 to wind up its business, the ability of an individual designated by PSP Investments to join Pattern Energy’s Board of Directors, the ability of PSP Investments to consummate the purchase of minority interests in each of the Meikle and Mont Sainte-Marguerite projects, the ability of PSP Investments to provide up to $500 million in capital to support Pattern Energy’s growth, the ability of PSP Investments to arrange for or provide bridge loans and construction financing for Pattern Energy’s acquisition funding commitment on co-investment projects, and the ability to use proceeds from the sale of a portion of Panhandle 2 to PSP Investments to fund part of the purchase prices of Meikle and Mont-Sainte-Marguerite from Pattern Development 1.0. These forward-looking statements represent Pattern Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Pattern Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Pattern Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Pattern Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Pattern Energy’s annual report on Form 10-K and any quarterly reports on Form 10-Q. The risk factors and other factors noted therein could cause actual events or Pattern Energy’s actual results to differ materially from those contained in any forward-looking statement.

The forward-looking measures of CAFD multiple and five-year average CAFD herein are non-GAAP measures that cannot be reconciled to net cash provided by operating activities as the most directly comparable GAAP financial measure without unreasonable effort primarily because of the uncertainties involved in estimating forward looking changes in working capital balances which are added to earnings to arrive at cash provided by operations and subtracted therefrom to arrive at CAFD.

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Contacts:

Media Relations Matt Dallas 917-363-1333 matt.dallas@patternenergy.com	Investor Relations Ross Marshall 416-526-1563 ross.marshall@loderockadvisors.com

Verena Garofalo

PSP Investments

514-218-3795

media@investpsp.com